Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The Andersons, Inc. of our report dated February 19, 2010 which appears in The Andersons, Inc. 2009 Form 10-K related to the consolidated financial statements of Lansing Trade Group, LLC and Subsidiaries, which are not included therein, and to the reference to us under the heading “Experts” in the prospectus.

Crowe Chizek LLP
Elkhart, Indiana
October 07, 2010